Exhibit 99.1

For Immediate Release

August 2, 2017

Approach Resources Inc. Reports Second Quarter 2017 Results,

Resumes Production Growth

Fort Worth, Texas, August 2, 2017 – Approach Resources Inc. (NASDAQ: AREX) today reported second quarter 2017 financial and operational results.

Second Quarter 2017 Highlights

•	Produced 11.9 MBoe/d, exceeding guidance for the quarter, and resumed production growth

•	Lease operating expense of $3.92 per Boe, below guidance

•	Drilled eight horizontal wells and completed five horizontal wells

•	Average producing rate of the five new completions performing in line with a 700 MBoe type curve

Management Comment

Ross Craft, Approach’s Chairman and CEO, commented, “Fundamental execution is our theme this quarter. We made substantial progress on our path to creating long-term value for our shareholders by returning to efficient production growth. Over the course of the quarter, the operations team continued to demonstrate top-tier execution. With the increase in drilling and completion activity in the Permian since late 2016, the basin has experienced an increase in service costs. This is typical for a cyclical industry like ours; however, our team mitigated this escalation with continued efficiency gains, proactive contract negotiation and by exploiting the benefits of our water handling and other infrastructure. Consequently, we have been able to hold our drilling and completion cost for a typical Wolfcamp well to around $4 million, and our lease operating expense to $3.92 per Boe, below guidance. In addition, we have validated the repeatability of exceptional well results from our enhanced completion design. So, while the lower for longer commodity scenario tests the mettle of our industry, we are confident in our ability to manage through the current environment and deliver production and cash flow growth as oil prices recover.”

Second Quarter 2017 Results

Production for second quarter 2017 totaled 1,080 MBoe (11.9 MBoe/d), made up of 26% oil, 35% NGLs and 39% natural gas. Average realized commodity prices for second quarter 2017, before the effect of commodity derivatives, were $44.50 per Bbl of oil, $15.72 per Bbl of NGLs and $2.58 per Mcf of natural gas. Our average realized price, including the effect of commodity derivatives, was $23.11 per Boe for second quarter 2017.

Net loss for second quarter 2017 was $8.9 million, or $0.10 per diluted share, on revenues of $25 million. Net loss for second quarter 2017 included an unrealized gain on commodity derivatives of $1.2 million. Excluding the unrealized gain on commodity derivatives adjusted net loss (non-GAAP) for second quarter 2017 was $9.7 million, or $0.11 per diluted share. EBITDAX (non-GAAP) for second quarter 2017 was $13 million. See “Supplemental Non-GAAP Financial and Other Measures” below for our reconciliation of adjusted net loss and EBITDAX to net loss.

Lease operating expenses averaged $3.92 per Boe. Production and ad valorem taxes averaged $2.09 per Boe, or 9.0% of oil, NGL and gas sales. Exploration costs were $1.95 per Boe, primarily related to non-cash lease expirations. Total general and administrative (“G&A”) costs averaged $6.06 per Boe, including cash G&A costs of $5.11 per Boe. Depletion, depreciation and amortization expense averaged $18.09 per Boe. Interest expense totaled $4.9 million.

Operations Update

During second quarter 2017, we drilled eight wells and completed five horizontal wells: one well in the Wolfcamp A bench, two wells in the Wolfcamp B bench and two in the Wolfcamp C bench. The average producing rate of the five wells completed in second quarter 2017 is tracking a 700 MBoe type curve. When normalized to a 7,500’ lateral, the wells are performing 10% above the 700 MBoe type curve. At June 30, 2017, we had ten horizontal wells waiting on completion and one well being drilled.

Capital expenditures incurred during second quarter 2017 totaled $24.4 million and included $23.8 million for drilling and completion activities and $1.5 million for infrastructure projects and equipment, partially offset by $0.9 million of sales tax refunds. In the third quarter 2017, we plan to complete two to four wells, depending on commodity prices, and expect third quarter production to average approximately 11.8-12.0 MBoe/d.

Liquidity Update

At June 30, 2017, we had a $1 billion revolving credit facility in place, with a borrowing base and lender commitment amount of $325 million, and liquidity of $37.9 million. See “Supplemental Non-GAAP Financial and Other Measures” below for our definition and calculation of liquidity.

Commodity Derivatives Update

We enter into commodity derivatives positions to reduce the risk of commodity price fluctuations. The table below is a summary of our current derivatives positions.

Commodity and Period	Contract Type	Volume Transacted	Contract Price

Crude Oil

August 2017 – December 2017	Swap	1,000 Bbls/day	$50.20/Bbl

January 2018 – December 2018	Swap	300 Bbls/day	$50.00/Bbl

Natural Gas

July 2017—December 2017	Collar	100,000 MMBtu/month	$3.00/MMBtu – $3.65/MMBtu

July 2017—December 2017	Collar	200,000 MMBtu/month	$2.30/MMBtu – $2.60/MMBtu

July 2017—December 2017	Collar	200,000 MMBtu/month	$3.00/MMBtu – $3.44/MMBtu

July 2017—December 2017	Collar	200,000 MMBtu/month	$3.00/MMBtu – $3.50/MMBtu

January 2018—December 2018	Swap	450,000 MMBtu/month	$3.084/MMBtu

NGLs (C2 – Ethane)

July 2017—December 2017	Swap	1,050 Bbls/day	$11.34/Bbl

NGLs (C3 – Propane)

July 2017—December 2017	Swap	750 Bbls/day	$27.916/Bbl

NGLs (IC4 – Isobutane)

July 2017—December 2017	Swap	75 Bbls/day	$36.7325/Bbl

NGLs (NC4 – Butane)

July 2017—December 2017	Swap	250 Bbls/day	$35.9205/Bbl

Conference Call Information and Summary Presentation

The Company will host a conference call on Thursday, August 3, 2017, at 9:00 AM CT (10:00 AM ET) to discuss second quarter 2017 financial and operating results.

Those wishing to listen to the conference call, may do so by visiting the Events and Presentations page under the Investor Relations section of the Company’s website, www.approachresources.com, or by phone:

Conference ID Participant Toll-Free Dial-In Number: Participant International Dial-In Number:	49023256 (844) 884-9950 (661) 378-9660

A replay of the call will be available on the Company’s website or by dialing:

Replay Toll-Free Replay International: Conference ID:	(855) 859-2056 (404) 537-3406 49023256

In addition, a second quarter 2017 summary presentation will be available on the Company’s website.

About Approach Resources

Approach Resources Inc. is an independent energy company focused on the exploration, development, production and acquisition of unconventional oil and natural gas reserves in the Midland Basin of the greater Permian Basin in West Texas. For more information about the Company, please visit www.approachresources.com. Please note that the Company routinely posts important information about the Company under the Investor Relations section of its website.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include expectations of anticipated financial and operating results. These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in the Company’s Securities and Exchange Commission (“SEC”) filings. The Company’s SEC filings are available on the Company’s website at www.approachresources.com. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

UNAUDITED RESULTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues (in thousands):
Oil	$12,508	$12,556	$26,202	$22,243
NGLs	6,019	5,497	12,079	8,721
Gas	6,442	4,380	13,043	9,084

Total oil, NGL and gas sales	24,969	22,433	51,324	40,048
Realized gain (loss) on commodity derivatives	3	1,409	(958)	4,909

Total oil, NGL and gas sales including derivative impact	$24,972	$23,842	$50,366	$44,957

Production:
Oil (MBbls)	281	315	560	673
NGLs (MBbls)	383	392	735	755
Gas (MMcf)	2,499	2,644	4,875	5,317

Total (MBoe)	1,080	1,148	2,107	2,314
Total (MBoe/d)	11.9	12.6	11.6	12.7
Average prices:
Oil (per Bbl)	$44.50	$39.84	$46.83	$33.07
NGLs (per Bbl)	15.72	14.00	16.43	11.55
Gas (per Mcf)	2.58	1.66	2.68	1.71

Total (per Boe)	$23.11	$19.53	$24.36	$17.31
Realized gain (loss) on commodity derivatives (per Boe)	—	1.23	(0.46)	2.12

Total including derivative impact (per Boe)	$23.11	$20.76	$23.90	$19.43
Costs and expenses (per Boe):
Lease operating	$3.92	$4.56	$3.99	$5.01
Production and ad valorem taxes	2.09	1.62	2.19	1.52
Exploration	1.95	1.41	1.50	0.95
General and administrative(1)	6.06	5.08	5.92	5.14
Depletion, depreciation and amortization	18.09	17.41	17.80	17.38

(1) Below is a summary of general and administrative expense:
General and administrative – cash component	$5.11	$3.88	$4.88	$3.88
General and administrative – noncash component (share-based compensation)	0.95	1.20	1.04	1.26

APPROACH RESOURCES INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except shares and per-share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
REVENUES:
Oil, NGLs and gas sales	$24,969	$22,433	$51,324	$40,048
EXPENSES:
Lease operating	4,238	5,234	8,408	11,590
Production and ad valorem taxes	2,252	1,855	4,609	3,519
Exploration	2,108	1,622	3,151	2,191
General and administrative (1)	6,548	5,832	12,476	11,883
Depletion, depreciation and amortization	19,543	19,991	37,505	40,220

Total expenses	34,689	34,534	66,149	69,403

OPERATING LOSS	(9,720)	(12,101)	(14,825)	(29,355)
OTHER:
Interest expense, net	(4,916)	(6,808)	(10,379)	(13,106)
Gain on debt extinguishment	—	—	5,053	—
Write-off of debt issuance costs	—	(563)	—	(563)
Realized gain (loss) on commodity derivatives	3	1,409	(958)	4,909
Unrealized gain (loss) on commodity derivatives	1,228	(8,076)	5,633	(9,033)
Other income	—	1,417	3	1,521

LOSS BEFORE INCOME TAX (BENEFIT) PROVISION	(13,405)	(24,722)	(15,473)	(45,627)
INCOME TAX (BENEFIT) PROVISION	(4,509)	(8,687)	134,191	(15,932)

NET LOSS	$(8,896)	$(16,035)	$(149,664)	$(29,695)

EARNINGS PER SHARE:
Basic	$(0.10)	$(0.39)	$(1.91)	$(0.72)
Diluted	$(0.10)	$(0.39)	$(1.91)	$(0.72)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	86,340,634	41,564,482	78,418,977	41,316,777
Diluted	86,340,634	41,564,482	78,418,977	41,316,777

(1) Includes non-cash share-based compensation expense as follows:	1,029	1,374	2,188	2,924

Unaudited Consolidated Balance Sheet Data	June 30,	December 31,
(in thousands)	2017	2016
Cash and cash equivalents	$178	$21
Other current assets	13,737	12,473
Property and equipment, net, successful efforts method	1,089,463	1,092,061
Other non-current assets	2,889	—

Total assets	$1,106,267	$1,104,555

Current liabilities	$34,536	$26,369
Long-term debt (1)	370,000	498,349
Deferred income taxes	139,806	5,615
Other long-term liabilities	11,603	11,270
Stockholders’ equity	550,322	562,952

Total liabilities and stockholders’ equity	$1,106,267	$1,104,555

(1)	Long-term debt at June 30, 2017, is comprised of $85.2 million in 7% senior notes due 2021 and $287 million in outstanding borrowings under our revolving credit facility, net of issuance costs of $1.2 million and $1 million, respectively. Long-term debt at December 31, 2016, is comprised of $230.3 million in 7% senior notes due 2021 and $273 million in outstanding borrowings under our revolving credit facility, net of issuance costs of $3.7 million and $1.3 million, respectively.

Supplemental Non-GAAP Financial and Other Measures

This release contains certain financial measures that are non-GAAP measures. We have provided reconciliations below of the non-GAAP financial measures to the most directly comparable GAAP financial measures and on the Non-GAAP Financial Information page in the Investor Relations section of our website at www.approachresources.com.

Adjusted Net Loss

This release contains the non-GAAP financial measures adjusted net loss and adjusted net loss per diluted share, which exclude (1) unrealized (gain) loss on commodity derivatives, (2) gain on debt extinguishment, (3) write-off of debt issuance costs, (4) write-off of deferred tax assets and (5) related income tax effect. The amounts included in the calculation of adjusted net loss and adjusted net loss per diluted share below were computed in accordance with GAAP. We believe adjusted net loss and adjusted net loss per diluted share are useful to investors because they provide readers with a meaningful measure of our profitability before recording certain items whose timing or amount cannot be reasonably determined. However, these measures are provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below provides a reconciliation of adjusted net loss to net loss for the three and six months ended June 30, 2017 and 2016 (in thousands, except per-share amounts).

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net loss	$(8,896)	$(16,035)	$(149,664)	$(29,695)
Adjustments for certain items:
Unrealized (gain) loss on commodity derivatives	(1,228)	8,076	(5,633)	9,033
Gain on debt extinguishment	—	—	(5,053)	—
Write-off of debt issuance costs	—	563	—	563
Write-off of deferred tax assets	—	—	139,090	—
Tax effect	430	(3,024)	3,740	(3,359)

Adjusted net income	$(9,694)	$(10,420)	$(17,520)	$(23,458)
Adjusted net income per diluted share	$(0.11)	$(0.25)	$(0.22)	$(0.57)

EBITDAX

We define EBITDAX as net loss, plus (1) exploration expense, (2) depletion, depreciation and amortization expense, (3) share-based compensation expense, (4) unrealized (gain) loss on commodity derivatives, (5) gain on debt extinguishment, (6) write-off of debt issuance costs, (7) interest expense, net, and (8) income tax (benefit) provision. EBITDAX is not a measure of net income or cash flow as determined by GAAP. The amounts included in the calculation of EBITDAX were computed in accordance with GAAP. EBITDAX is presented herein and reconciled to the GAAP measure of net loss because of its wide acceptance by the investment community as a financial indicator of a company’s ability to internally fund development and exploration activities. This measure is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below provides a reconciliation of EBITDAX to net loss for the three and six months ended June 30, 2017 and 2016 (in thousands).

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net loss	$(8,896)	$(16,035)	$(149,664)	$(29,695)
Exploration	2,108	1,622	3,151	2,191
Depletion, depreciation and amortization	19,543	19,991	37,505	40,220
Share-based compensation	1,029	1,374	2,188	2,924
Unrealized (gain) loss on commodity derivatives	(1,228)	8,076	(5,633)	9,033
Gain on debt extinguishment	—	—	(5,053)	—
Write-off of debt issuance costs	—	563	—	563
Interest expense	4,916	6,808	10,379	13,106
Income tax (benefit) provision	(4,509)	(8,687)	134,191	(15,932)

EBITDAX	$12,963	$13,712	$27,064	$22,410

Liquidity

Liquidity is calculated by adding the net funds available under our revolving credit facility and cash and cash equivalents. We use liquidity as an indicator of the Company’s ability to fund development and exploration activities. However, this measurement has limitations. This measurement can vary from year-to-year for the Company and can vary among companies based on what is or is not included in the measurement on a company’s financial statements and may further be subject to covenants in a company’s loan agreements. This measurement is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below summarizes our liquidity at June 30, 2017 (in thousands).

Liquidity at June 30, 2017
Borrowing base	$325,000
Cash and cash equivalents	178
Revolving credit facility – outstanding borrowings	(287,000)
Outstanding letters of credit	(325)

Liquidity	$37,853